Exhibit 99.1

Vision Sensing Acquisition Corp. Announces Pricing of $88 Million Initial Public Offering

Miami, FL, October 29, 2021 — Vision Sensing Acquisition Corp. (the “Company”), a newly incorporated blank check company, today announced the pricing of its initial public offering of 8,800,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and will begin trading November 1, 2021, under the ticker symbol “VSACU.”

Each unit consists of one share of the Company’s Class A common stock and three-quarters of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the Nasdaq under the symbols “VSAC” and “VSACW,” respectively.

The offering is expected to close on November 3, 2021, subject to customary closing conditions.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on companies with operations in the vision sensing technologies (“VST”), including hardware chip solutions (such as chips, modules and systems), VST-related application software, artificial intelligence (“AI”) and other peripheral technologies that assist to integrate and/or supplement VST applications.

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 1,320,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave, 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement relating to these securities was filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on October 29, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT VISION SENSING ACQUISITION CORP.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

George Peter Sobek
Chairman and Chief Executive Officer
Tel: (786) 633-2520
Email: georgesobek@hotmail.co.uk